EXHIBIT 10.7

Amendment to the Share Purchase Agreement

THIS Amendment to the Share Purchase Agreement (the “Agreement”) dated the 16th day of November 2023 between FNB Enterprises Ltd. (the “Purchaser”) and YouneeqAI Technical Services Inc. (the “Vendor”), Is hereby agreed between the parties to amend the Share Purchase Agreement referenced above for mutual benefits, detriments and promises, the adequacy of which is hereby acknowledged, as follows-

Section 1 shall be amended to substitute the following terms in Section 1 in its entirety:

Purchase and Sale. The Vendor hereby agrees to sell and the Purchaser hereby agrees to purchase the Purchased Shares upon and subject to the terms and conditions of this Agreement for a purchase price of 10 pence per share (the “Purchase Price”). 3,000,000 Shares must be purchased on or before February 13, 2024, by payment of USD $348,000, and the balance of 3,000,000 shares can be bought in increments decided by the purchaser at 10 pence per share, however, the next increment must be purchased on or before February 28, 2024, with any additional increments to be purchased on or before April 30, 2024. Purchase increments are never to exceed 3% of the total issued and outstanding shares of RC365 Holdings Plc.

The following section shall be added as Section 8

Section 8: Term and Termination

The Purchaser shall perform the initial purchase of 3,000,000 shares for 10 pence per share on or before February 13, 2024, or this agreement shall expire without notice. For the balance of 3,000,000 shares, the first increment thereof must be purchased on or before February 13, 2024, or this agreement shall expire without notice. Thereafter the remaining balance of the 3,000,000 shares shall be purchase in full on or before April 30, 2024, or this agreement shall expire without notice, or further remedy.

ALL OTHER TERMS AND CONDITIONS SHALL REMAIN AS ORIGINALLY SIGNED, EXCEPT AS AMENDED HEREBY.

IN WITNESS WHEREOF this Agreement has been executed by the parties on the date first mentioned above.

PURCHASER:

FNB Enterprises Ltd.

/s/ Bron Hogan

____________________________________

Per:

VENDOR:

YOUNEEQAI TECHNICAL SERVICES, INC.

/s/ Murray Galbraith

____________________________________

Per: